EXHIBIT 99.1

Jushi Holdings Inc. Reports Third Quarter 2026 Financial Results

Revenue Increased 7% Year-over-Year to $70.5 Million, With Growth Across Wholesale and Retail Channels

Wholesale Revenue Increased 40% Year-Over-Year to $9.7 Million, Setting Second Consecutive Quarterly Record

Virginia Achieved Record Retail and Delivery Revenue as Adult-Use Preparations Advance

BOCA RATON, Fla., Oct. 28, 2026 (GLOBE NEWSWIRE) -- Jushi Holdings Inc. (“Jushi” or the “Company”) (CSE: JUSH) (OTCQX: JUSH), a vertically integrated, multi-state cannabis operator, is pleased to announce its financial results for the third quarter ended September 30, 2026 (“Q3 2026”). All financial information is unaudited and provided in U.S. dollars unless otherwise indicated and is prepared under U.S. Generally Accepted Accounting Principles (“GAAP”).

Third Quarter 2026 Financial Highlights

  Revenue of $70.5 million
  Gross profit and gross profit margin of $32.3 million and 45.9%, respectively
  Net loss of $12.5 million
  Adjusted EBITDA1 and Adjusted EBITDA margin1 of $13.6 million and 19.3%, respectively
  Cash, cash equivalents, and restricted cash of $30.9 million as of quarter-end

1 See “Use of Non-GAAP Financial Information” and “Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA and Calculation of Adjusted EBITDA Margin” below.

Third Quarter 2026 Company Highlights

  Wholesale revenue increased 40% year-over-year to $9.7 million, marking the second consecutive quarter of record wholesale revenue.
  Virginia achieved its second consecutive quarter of record retail revenue.
  Jushi-branded product sales were 56% of retail revenue in Q3 2026 and in the third quarter of 2025 ("Q3 2025") across the Company’s five vertical markets.
  Expanded the Company's brand and product portfolio with 665 new, unique SKUs introduced during Q3 2026, including offerings launched in certain states for the first time, covering flower, pre-rolls, vapes, concentrates, and edibles to meet diverse patient and customer needs.
  On July 30, 2026, the Company completed the continuance of its parent entity from British Columbia, Canada to Nevada, United States (the “Continuance”), following shareholder approval on June 24, 2026. The Continuance aligns the Company’s corporate structure with its existing operations and long-term strategy.

Management Commentary

“Our third-quarter results reflect continued progress in strengthening our operating performance, with revenue increasing 7% year-over-year to $70.5 million, our second consecutive quarter above $70 million,” said Jim Cacioppo, the Company’s Chairman and Chief Executive Officer. “Wholesale revenue increased 40% to $9.7 million, setting another quarterly record as improved product quality, higher production volumes, and broader distribution strengthened our ability to serve wholesale partners and our own retail network.”

Mr. Cacioppo continued, “Retail revenue increased 3.5% year-over-year to $60.8 million, led by Ohio and Virginia. Total units sold across our retail business increased 8.4% year-over-year. Virginia delivered its second consecutive quarter of record retail sales and achieved record home delivery sales, with all six dispensaries reporting year-over-year growth. Although pricing pressure continued across our markets, higher volumes and improved production efficiency supported growth in gross profit. We continue to pursue targeted dispensary relocations to improve store-level sales and profitability.”

Mr. Cacioppo concluded, “Virginia remains our most significant near-term growth opportunity as we prepare for adult-use sales which are scheduled to begin July 1, 2027. We are advancing cultivation and processing projects, exploring financing alternatives to support these investments, and preparing a retail network originally designed with adult use in mind. We remain focused on liquidity and disciplined capital allocation, with investment decisions guided by regulatory timing and financing availability.”

Financial Results for the Third Quarter Ended September 30, 2026
($ in millions)

	Three Months Ended September 30,
	2026		2025		2026 vs. 2025
	Amount	% of Revenue	Amount	% of Revenue	$ Change
REVENUE, NET	$70.5	100%	$65.7	100%	$4.8
COST OF GOODS SOLD	(38.1)	(54)%	(35.0)	(53)%	(3.1)
GROSS PROFIT	32.3	46%	30.7	47%	1.7

SELLING, GENERAL AND ADMINISTRATIVE	28.7	41%	28.0	43%	0.7
IMPAIRMENT AND OTHER ASSET-RELATED GAINS/LOSSES, NET	0.1	—%	0.3	—%	(0.2)
TOTAL OPERATING EXPENSES	28.8	41%	28.3	43%	0.5

INCOME FROM OPERATIONS	3.5	5%	2.3	4%	1.2

OTHER INCOME (EXPENSE)	(9.3)	(13)%	(17.2)	(26)%	7.9

NET LOSS	$(12.5)	(18)%	$(23.7)	(36)%	$11.2

ADJUSTED EBITDA	$13.6	19%	$12.8	19%	$0.8

Amounts may not foot due to rounding.

Q3 2026 Compared to Q3 2025

  Retail revenue increased by $2.0 million, primarily due to growth in Ohio and Virginia. In Ohio, retail revenue increased $3.1 million due to the addition of two new dispensaries since the end of the second quarter of 2025 and the continued maturation of other recently opened locations. Retail revenue in Virginia grew by $0.9 million, driven primarily by an 11.5% increase in units sold, with all six dispensary locations reporting revenue growth. Our Little Ferry, New Jersey dispensary, which opened in the fourth quarter of 2025, also contributed to the year-over-year increase. These increases were partially offset by lower average selling prices resulting from competitive pricing and promotional activity across certain markets, as well as our Peoria, Illinois location no longer being included in operating results beginning in January 2026. We ended Q3 2026 with forty-two dispensaries in eight states, as compared to forty-one in seven states at the end of Q3 2025.
  Jushi-branded product sales were 56% of retail revenue across the Company’s five vertical markets, in Q3 2026 and Q3 2025.
  Wholesale revenue increased by $2.8 million, with increases across all states except Nevada, which remained relatively flat. In Massachusetts and Pennsylvania, wholesale revenue increased by $1.1 million and $0.7 million, respectively, primarily driven by expanded wholesale distribution into additional dispensaries, supported by improved product quality and higher production volumes that contributed to increased demand for Jushi-branded products. Additionally, wholesale revenue increased by $0.7 million in Virginia due to higher demand from our wholesale partners, while increased production capacity in Ohio contributed to higher wholesale revenue of $0.2 million.
  Gross profit and gross profit margin were $32.3 million and 45.9%, respectively, as compared to $30.7 million and 46.7%, respectively. Higher sales volumes, particularly in the Ohio retail channel, were the primary driver of gross profit dollar growth. Continued improvements in production efficiency and product costs at our grower-processor facilities helped offset the impact of lower average selling prices resulting from competitive pricing pressure and promotional activity across certain markets. The lower average selling prices contributed to the modest decline in gross profit margin.
  Operating expenses were $28.8 million as compared to $28.3 million. The slight year-over-year increase was primarily due to higher employee-related costs resulting from expanded operations, including new store openings, and higher professional fees. These increases were partially offset by a reclassification of certain depreciation expense to cost of goods sold.
  Other income (expense) resulted in a net expense of $9.3 million, as compared to a net expense of $17.2 million. The decrease was primarily due to a $0.2 million fair value gain on derivatives, compared to a $6.3 million fair value loss in Q3 2025. Other income (expense) in Q3 2026 also included interest expense, net, of $10.2 million, partially offset by other, net, of $0.7 million.

Balance Sheet and Liquidity
As of September 30, 2026, the Company had approximately $30.9 million of cash, cash equivalents, and restricted cash. During Q3 2026, the Company paid approximately $2.9 million in capital expenditures. As of September 30, 2026, the total gross debt subject to scheduled repayments was $215.6 million, excluding leases and property, plant, and equipment financing obligations. This amount also excludes $21.5 million of notes payable to Sammartino, as the Company currently has no obligation to repay these notes.

Cash provided by operations was $3.5 million during Q3 2026, as compared to $6.1 million during Q3 2025. Quarterly operating cash flow continued to be affected by the timing of working capital items.

As of October 22, 2026, the Company’s issued and outstanding shares were 199,708,263 and its fully diluted shares outstanding were 306,233,602.

Use of Non-GAAP Financial Information
The Company believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA and Calculation of Adjusted EBITDA Margin” section of this press release.

Conference Call and Webcast Information

The Company will host a conference call and audio webcast for the third quarter ended September 30, 2026, at 4:30 p.m. ET today, Wednesday, October 28, 2026.

Event:	Third Quarter 2026 Financial Results Conference Call
Date:	Wednesday, October 28, 2026
Time:	4:30 p.m. Eastern Time
Live Call:	1-877-423-9813 (U.S. & Canada Toll-Free)
Conference ID:	13762422
Webcast:	Register

For interested individuals unable to join the conference call, a replay of the webcast will be available for one month following the conference call and can be accessed via webcast on Jushi’s Investor Relations website.

About Jushi Holdings Inc.
We are a vertically integrated cannabis company led by an industry-leading management team. Jushi is focused on building a multi-state portfolio of branded cannabis assets through opportunistic acquisitions, distressed workouts, and competitive applications. Jushi strives to maximize shareholder value while delivering high-quality products across all levels of the cannabis ecosystem. For more information, visit jushico.com or our social media channels, Instagram, Facebook, X, and LinkedIn.

Forward-Looking Information and Statements
This press release may contain “forward-looking statements” and “forward‐looking information” within the meaning of applicable securities laws, including Canadian securities legislation and United States (“U.S.”) securities legislation (collectively, “forward-looking information”) which are based upon the Company’s current internal expectations, estimates, projections, assumptions and beliefs. All information, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects or anticipates will or may occur in the future constitutes forward‐looking information. Forward‐looking information is often identified by the words, “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions and includes, among others, information regarding: future business strategy; competitive strengths, goals, expansion and growth of the Company’s business, operations and plans, including new revenue streams; the refinancing or securing other sources of liquidity to meet debt repayment obligations; the integration and benefits of recently acquired businesses or assets; roll out of new operations; the implementation by the Company of certain product lines; the implementation of certain research and development; the application for additional licenses and the grant of licenses that will be or have been applied for; the expansion or construction of certain facilities; the reduction in the number of our employees; the expansion into additional U.S. and international markets; any potential future legalization of adult use and/or medical marijuana under U.S. federal law; expectations of market size and growth in the U.S. and the states in which the Company operates; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally; and other events or conditions that may occur in the future.

Readers are cautioned that forward‐looking information is not based on historical facts but instead is based on reasonable assumptions and estimates of the management of the Company at the time they were provided or made and such information involves known and unknown risks, uncertainties, including our ability to continue as a going concern, and other factors that may cause the actual results, level of activity, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward‐looking information. Such factors include, among others: the anticipated benefits of the continuance; the limited operating history of the industry and the Company; risks related to managing the growth of the Company including completed, pending or future acquisitions or dispositions, including potential future impairment of goodwill or intangibles acquired and/or post-closing disputes; risks related to the continued performance, expansion and/or optimization of existing operations; risks related to capitalizing on Virginia's transition to an adult-use cannabis market; risks related to the anticipated openings of additional dispensaries or relocation of existing dispensaries subject to licensing approval; the Company’s historical operating losses and negative operating cash flows; increasing competition in the industry; risks inherent in an agricultural business, such as the effects of natural disasters; reliance on the expertise and judgment of senior management of the Company; risks associated with cannabis products manufactured for human consumption including potential product recalls; limited research and data relating to cannabis; constraints on marketing products; risk of litigation; insurance-related risks; public opinion and perception of the cannabis industry; risks related to the economy generally; fraudulent activity by employees, contractors and consultants; risks relating to the Company’s current amount of indebtedness; risks related to not being able to reduce or refinance its debt obligations; risks related to litigation or other disputes; reliance on key inputs, suppliers and skilled labor, and third party service provider contracts; reliance on manufacturers and contractors; risks of supply shortages or supply chain disruptions; risks relating to pandemics and forces of nature; risks related to the enforceability of contracts; risks related to inflation, the rising cost of capital, and stock market instability; risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks; risks relating to anti‐money laundering laws and regulation; cannabis-related tax risks and challenges from governmental authorities with respect to the Company’s application for Employee Retention Tax Credits (ERTC); other governmental and environmental regulation; risks related to proprietary intellectual property and potential infringement by third parties; sales of a significant amount of shares by existing shareholders; the limited market for securities of the Company; risks relating to the need to raise additional capital either through debt or equity financing; costs associated with the Company being a publicly-traded company and a U.S. and Canadian filer; risks related to co‐investment with parties with different interests to the Company; conflicts of interest and related party transactions; cybersecurity risks; and risks related to the Company’s critical accounting policies and estimates. Refer to Part I - Item 1A. Risk Factors in the Company's most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission for more information.

Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward‐looking information will prove to be accurate as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on the forward‐looking information contained in this press release or other forward-looking statements made by the Company. Forward‐looking information is provided and made as of the date of this press release and the Company does not undertake any obligation to revise or update any forward‐looking information or statements other than as required by applicable law.

Unless the context requires otherwise, references in this press release to “Jushi,” “Company,” “we,” “us” and “our” refer to Jushi Holdings Inc. and our subsidiaries.

For further information, please contact:

Jushi Investor Relations
Trent Woloveck
Co-Chief Strategy Director
614-271-4349
trent@jushico.com
investors@jushico.com

JUSHI HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of U.S. dollars, except share and per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(unaudited)		(unaudited)
REVENUE, NET	$70,475	$65,679	$208,204	$194,571
COST OF GOODS SOLD	(38,141)	(35,015)	(114,463)	(109,208)
GROSS PROFIT	32,334	30,664	93,741	85,363

OPERATING EXPENSES
Selling, general and administrative	28,745	28,020	86,464	84,286
Impairment and other asset-related gains/losses, net	81	306	1,472	(2,992)
Total operating expenses	28,826	28,326	87,936	81,294

INCOME FROM OPERATIONS	3,508	2,338	5,805	4,069

OTHER INCOME (EXPENSE):
Interest expense, net	(10,232)	(10,267)	(30,506)	(30,486)
Fair value gain (loss) on derivatives	241	(6,325)	2,886	(5,875)
Other, net	741	(606)	(3,362)	6,992
Total other income (expense), net	(9,250)	(17,198)	(30,982)	(29,369)

LOSS BEFORE INCOME TAX	(5,742)	(14,860)	(25,177)	(25,300)
Income tax expense	(6,777)	(8,829)	(14,518)	(27,735)
NET LOSS	$(12,519)	$(23,689)	$(39,695)	$(53,035)

LOSS PER SHARE - BASIC AND DILUTED	$(0.06)	$(0.12)	$(0.20)	$(0.27)
Weighted average shares outstanding - basic and diluted	198,199,024	195,196,597	198,186,682	195,196,597

JUSHI HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands of U.S. dollars, except share amounts)
	September 30, 2026 (unaudited)	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,735	$24,047
Accounts receivable, net	4,464	2,801
Inventories, net	35,136	34,607
Prepaid expenses and other current assets	5,797	6,858
Total current assets	74,132	68,313
NON-CURRENT ASSETS:
Property, plant and equipment, net	136,151	143,321
Right-of-use assets - finance leases	54,695	57,667
Other intangible assets, net	88,231	92,205
Goodwill	30,910	30,910
Other non-current assets	38,692	27,801
Restricted cash - non-current	2,125	2,125
Total non-current assets	350,804	354,029
Total assets	$424,936	$422,342

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$23,902	$22,330
Accrued expenses and other current liabilities	25,574	25,531
Income tax payable	627	265
Debt, net - current portion	32,373	6,639
Finance lease obligations - current	11,117	11,125
Derivatives liabilities - current	—	296
Total current liabilities	93,593	66,186
NON-CURRENT LIABILITIES:
Debt, net - non-current (including related party principal amounts of $49,009 and $41,109 as of September 30, 2026 and December 31, 2025, respectively)	194,466	199,195
Finance lease obligations - non-current	53,212	53,547
Derivative liabilities - non-current	5,721	8,311
Unrecognized tax benefits (including interest and penalties of $48,698 and $38,342 as of September 30, 2026 and December 31, 2025, respectively)	201,360	177,242
Other liabilities - non-current	30,627	33,205
Total non-current liabilities	485,386	471,500
Total liabilities	578,979	537,686
COMMITMENTS AND CONTINGENCIES
EQUITY (DEFICIT):
Subordinate Voting Shares (as converted); no par value; unlimited authorized. 199,696,597 shares issued and outstanding as of December 31, 2025	—	—
Common stock: $0.001 par value, 2,000,000,000 authorized. 199,708,263 issued and outstanding as of September 30, 2026	200	—
Preferred stock: $0.001 par value, 1,000,000,000 authorized. No Preferred Stock issued or outstanding as of September 30, 2026	—	—
Paid-in capital	512,664	511,868
Accumulated deficit	(666,907)	(627,212)
Total deficit	(154,043)	(115,344)
Total liabilities and equity (deficit)	$424,936	$422,342

JUSHI HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands of U.S. dollars)
	Nine Months Ended September 30,
	2026	2025
	(unaudited)
Net cash flows provided by operating activities	$12,940	$11,674
Net cash flows used in investing activities	(10,910)	(10,152)
Net cash flows provided by financing activities	2,214	3,291
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$4,244	$4,813
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	$26,616	$21,346
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$30,860	$26,159

JUSHI HOLDINGS INC. UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA and CALCULATION OF ADJUSTED EBITDA MARGIN

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

In addition to providing financial measurements based on GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP. We use non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance. These non-GAAP financial measures are EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin (each as defined below). We believe that these non-GAAP financial measures reflect our ongoing business by excluding the effects of expenses that are not reflective of our operating business performance and allow for meaningful comparisons and analysis of trends in our business. These non-GAAP financial measures also facilitate comparing financial results across accounting periods and to those of peer companies. As there are no standardized methods of calculating these non-GAAP measures, our methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similar measures used by others, thus limiting their usefulness. Accordingly, these non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are financial measures that are not defined under GAAP. We define EBITDA as net income (loss), or “earnings”, before interest, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA before: (i) non-cash share-based compensation expense; (ii) inventory-related adjustments; (iii) fair value changes in derivatives; (iv) other (income)/expense items; (v) transaction costs; (vi) asset impairment; and (vii) gain/loss on debt extinguishment. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. These financial measures are metrics that have been adjusted from the GAAP net income (loss) measure in an effort to provide readers with a normalized metric in making comparisons more meaningful across the cannabis industry, as well as to remove items that we do not believe represent the operations of the core business such as acquisition, transaction and other non-recurring costs that may otherwise distort the GAAP net income (loss) measure. Other companies in our industry may calculate this measure differently, limiting their usefulness as comparative measures.

Unaudited Reconciliation of Net Loss to Adjusted EBITDA
(in thousands of U.S. dollars)

	Three Months Ended September 30,
	2026	2025
NET LOSS	$(12,519)	$(23,689)
Income tax expense	6,777	8,829
Interest expense, net	10,232	10,267
Depreciation and amortization (1)	7,513	7,796
EBITDA (Non-GAAP)	12,003	3,203
Non-cash share-based compensation	287	357
Fair value changes in derivatives	(241)	6,325
Other (income) expense, net (2)	1,561	2,908
Adjusted EBITDA (Non-GAAP)	$13,610	$12,793

(1) Includes amounts that are included in cost of goods sold and in operating expenses.
(2) Includes: (i) remeasurement of contingent consideration related to acquisitions; (ii) losses (gains) on legal settlements; (iii) losses (gains) on asset disposals; (iv) foreign exchange losses (gains); (v) indemnification asset adjustments related to acquisitions; and (vi) start-up costs.

Calculation of Adjusted EBITDA Margin
(in thousands of U.S. dollars, unless otherwise stated)

	Three Months Ended September 30,
	2026	2025
Total revenue, net	$70,475	$65,679
Adjusted EBITDA (Non-GAAP)	$13,610	$12,793
Adjusted EBITDA Margin (Non-GAAP)	19.3%	19.5%